UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 7, 2013 (May 7, 2013)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On May 7, 2013, in connection with the completion of the Merger (as defined below), Coventry Health Care, Inc. (the “Company”), Aetna Inc., a Pennsylvania corporation (“Aetna”), and U.S. Bank, National Association, a national banking association, as trustee (the “Trustee”) and successor-in-interest to Wachovia Bank, National Association, entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of January 28, 2005 (the “Indenture”), with respect to the Company’s 6 1/8% senior notes due 2015 (the “Notes”), which eliminated the requirement that the Company provide the Trustee and the holders of Notes with certain quarterly, annual, and current reports filed by the Company with the Securities and Exchange Commission. Pursuant to the Supplemental Indenture, Aetna guaranteed the full and punctual payment of all amounts payable under the Notes and the full and punctual payment of all other amounts payable by the Company to the holders of Notes or the Trustee under the Indenture. The Supplemental Indenture became effective upon completion of the Merger.

The foregoing summary of the Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

In connection with the completion of the Merger (as defined below), on May 7, 2013, the Company paid in full all amounts owing under the Credit Agreement, dated as of June 22, 2011 (the “Credit Agreement”), among the Company, as borrower, the initial lenders named therein, as initial lenders, the initial issuing banks named therein, as initial issuing banks, JPMorgan Chase Bank, National Association, as administrative agent, Citibank, N.A. and Bank of America, N.A., as syndication agents, and J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners. At the time of payment, the Credit Agreement and all commitments to extend further credit under the Credit Agreement were terminated.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 7, 2013, the Company completed the merger contemplated by the Agreement and Plan of Merger (as amended by Amendment No.1 and Amendment No. 2 thereto, the “Merger Agreement”), dated as of August 19, 2012, among the Company, Aetna and Jaguar Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Aetna (“Merger Sub”). Pursuant to the Merger Agreement, the Company was acquired by Aetna through a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Aetna (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each share of outstanding common stock of the Company (including restricted shares, but not including shares held by the Company as treasury stock) was converted into the right to receive $27.30 in cash, without interest, and 0.3885 of an Aetna common share. Additionally, substantially all of the Company’s outstanding stock options, performance share units and restricted stock units (all such awards, collectively, the “Outstanding Awards”) were, pursuant to their terms, vested or became vested upon the Effective Time and were cancelled and converted into the right to receive cash.

In connection with the Merger, Aetna issued approximately 52.2 million common shares and paid an aggregate of approximately $3.8 billion in cash to former Company stockholders and Outstanding Award holders in exchange for their shares of Company common stock (“Common Stock”) and Outstanding Awards, resulting in aggregate merger consideration to the Company’s former stockholders of approximately $6.9 billion. Aetna funded the cash portion of the purchase price through a combination of existing cash on hand and proceeds from the issuance of debt and commercial paper.

At the Effective Time, the estimated aggregate fair value of the Company’s long-term debt, including the Notes, was approximately $1.8 billion.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, Amendment No. 1 to the Merger Agreement and Amendment No. 2 to the Merger Agreement which are attached as Exhibit 2.1, 2.2 and 2.3 hereto, respectively, and each of which is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2013, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that trading of Common Stock on the NYSE be suspended prior to the opening of trading on May 7, 2013. In addition, the Company requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on May 7, 2013. The NYSE filed such Form 25 on May 7, 2013. The Company intends to file a certificate on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. In connection therewith, each of Joel Ackerman, L. Dale Crandall, Lawrence N. Kugelman, Daniel N. Mendelson, Rodman W. Moorhead, III, Dr. Michael Stocker, Elizabeth E. Tallett, Timothy T. Weglicki and Allen F. Wise resigned from the Company’s board of directors. Also in connection with the completion of the Merger, as of the Effective Time, the following persons designated by the board of directors of Merger Sub became the officers of the Surviving Corporation in their respective positions: Karen S. Rohan, President; Randy P. Giles, Executive Vice President and Chief Financial Officer; John J. Ruhlmann, Senior Vice President and Corporate Controller; Shirley R. Smith, Senior Vice President and Secretary; Elaine R. Cofrancesco, Vice President and Treasurer; and Jerry J. Bellizzi, Vice President. In connection therewith, Allen F. Wise, Chief Executive Officer of the Company; Michael D. Bahr, Executive Vice President and Chief Operating Officer of the Company; Harvey C. DeMovick, Executive Vice President, Customer Services Organization and Information Technology of the Company; Thomas C. Zielinski, Executive Vice President and General Counsel of the Company; and Timothy E. Nolan, Executive Vice President, Government Programs of the Company, will no longer serve in such positions for the Surviving Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, but with the name of the Surviving Corporation remaining “Coventry Health Care, Inc.,” became the bylaws of the Surviving Corporation. The amended and restated certificate of incorporation of the Company and the Company’s amended bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 19, 2012, by and among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (No. 001-16477) filed with the Securities and Exchange Commission on August 20, 2012).*

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 17, 2012, by and among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (No. 001-16477) filed with the Securities and Exchange Commission on October 23, 2012).*

2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of November 12, 2012, by and among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (No. 001-16477) filed with the Securities and Exchange Commission on November 13, 2012).*

3.1	Amended and Restated Certificate of Incorporation of Coventry Health Care, Inc.

3.2	Amended Bylaws of Coventry Health Care, Inc.

4.1	First Supplemental Indenture for the 2015 Notes, dated May 7, 2013, between Coventry Health Care, Inc., as Issuer, U.S. Bank, National Association, a national banking association, as Trustee, and successor-in-interest to Wachovia Bank, National Association.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

Dated: May 7, 2013	By:	/s/ Randy P. Giles
Randy P. Giles
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Coventry Health Care, Inc.

3.2	Amended Bylaws of Coventry Health Care, Inc.

4.1	First Supplemental Indenture for the 2015 Notes, dated May 7, 2013, between Coventry Health Care, Inc., as Issuer, U.S. Bank, National Association, a national banking association, as Trustee, and successor-in-interest to Wachovia Bank, National Association.